UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 25, 2013

VERITY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-147367	38-3767357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47184 258th Street, Sioux Falls, SD 57107

(Address of principal executive offices)

Registrant’s telephone number, including area code: (360) 473-1160

Copy of correspondence to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Richard Kamolvathin

Effective October 25, 2013, Verity Corp. (the “Company”) appointed Richard Kamolvathinas President of the Company.

Mr. Kamolvathin, age 44, has been Executive Vice President of Verity Farms LLC, a wholly owned subsidiary of the Company, since February 2011. Mr. Kamolvathin was appointed as a member of the Company’s Board of Directors on October 21, 2013. From June 2006 through January 2011, Mr. Kamolvathin was a sustainable agriculture field advisor for the Rice Bank Foundation, United Nations Thailand. Prior to such positions, Mr. Kamolvathin worked in the financial services industry.

There is no understanding or arrangement between Mr. Kamolvathin and any other person pursuant to which Mr. Kamolvathin was selected as President.  Mr. Kamolvathin does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Duane Spader, who served as President of the Company until Mr. Kamolvathin’s appointment, will remain Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITY CORP.

Dated: October 31, 2013	By:	/s/ DUANE SPADER
Duane Spader
Chief Executive Officer